Exhibit 99.1
Bath & Body Works Reports First Quarter 2024 Results

Net Sales of $1.4 Billion Exceeded Guidance
Diluted Earnings Per Share of $0.38 Exceeded Guidance,
up 9% on a GAAP Basis and 15% on an Adjusted Basis Compared to Prior Year

COLUMBUS, Ohio – June 4, 2024 - Bath & Body Works, Inc. (NYSE: BBWI) today reported first quarter 2024 results.

Gina Boswell, CEO of Bath & Body Works, commented, “We delivered a better-than-expected start to the year with net sales and earnings per share above the high-end of our guidance range. We are particularly excited with the success of our product introductions and newness, which drove the performance of both our core business and new adjacencies. Our focus on building strong brand awareness and engagement is delivering greater customer retention and loyalty. With our strong start to the year, we are pleased to narrow our full-year guidance range while raising the midpoint for both the top- and bottom-lines. I am proud of the way our team is executing on our strategic initiatives, and looking ahead, we remain confident in our ability to deliver long-term profitable growth.”

First Quarter 2024 Results

The company reported net sales of $1,384 million for the quarter ended May 4, 2024, a decrease of 0.9% compared to net sales of $1,396 million for the quarter ended April 29, 2023. The change in year-over-year net sales benefited by approximately 200 basis points from the shifted fiscal calendar as expected, offset by an impact of approximately 170 basis points resulting from weaker than expected results from certain international markets.

The company reported earnings per diluted share of $0.38 for the first quarter 2024, compared to $0.35 for the same period of the prior year. First quarter operating income was $187 million compared to $181 million last year, and net income was $87 million compared to $81 million last year.

Reported first quarter 2023 results include a $7 million pre-tax gain ($5 million net of tax of $2 million) associated with the early extinguishment of debt.

On an adjusted basis, which excludes the 2023 gain noted above, earnings per diluted share for the first quarter 2024 increased 15% to $0.38 compared to $0.33 last year, and net income was $87 million compared to $76 million last year.

At the conclusion of this press release is a reconciliation of reported‐to‐adjusted results, including a description of the significant items.

2024 Guidance

For fiscal 2024, the company has narrowed its guidance by raising the midpoint for both the top-and bottom-lines and is now forecasting net sales to range between a decline of 2.5% to flat, relative to $7,429 million of net sales in fiscal 2023. The 53rd week in fiscal 2023 represents a headwind of approximately 100 basis points to net sales growth in fiscal 2024. Full-year 2024 earnings per diluted share is now expected to be between $3.05 and $3.35, compared to earnings per diluted share of $3.84 and adjusted earnings per diluted share of $3.27 in fiscal 2023. The company’s full-year guidance includes the anticipated impact of approximately $300 million of cash deployed towards share repurchases.

The company expects second quarter 2024 net sales to range between a decline of 2% to flat, compared to $1,559 million in the second quarter 2023. Second quarter earnings per diluted share is expected to be between $0.31 and $0.36, compared to earnings per diluted share of $0.43 and adjusted earnings per diluted share of $0.40 in the second quarter 2023. The company’s second quarter guidance includes the anticipated impact of approximately $75 million of cash deployed towards share repurchases.

The company’s second quarter and full-year guidance excludes the impact of any future debt repurchase activity.

Earnings Call and Additional Information

Bath & Body Works, Inc. will conduct its first quarter earnings call at 9:00 a.m. Eastern Daylight Time on June 4. To listen, call 877-407-9219 (international dial‐in number: 201-689-8852). For an audio replay, call 877-660-6853 (international replay number: 201-612-7415); access code 13746336 or log onto www.BBWInc.com. A slide presentation has been posted on the company’s Investor Relations website that summarizes certain information in the company‘s prepared remarks from the earnings call as well as some additional facts and figures regarding the company’s operating performance and guidance.

ABOUT BATH & BODY WORKS

Home of America’s Favorite Fragrances®, Bath & Body Works is a global leader in personal care and home fragrance, including top-selling collections for fine fragrance mist, body lotion and body cream, 3-wick candles, home fragrance diffusers and liquid hand soap. Powered by agility and innovation, the company’s predominantly U.S.-based supply chain enables the company to deliver quality, on-trend luxuries at affordable prices. Bath & Body Works serves and delights customers however and wherever they want to shop, from welcoming, in-store experiences at more than 1,850 Company-operated Bath & Body Works locations in the U.S. and Canada and more than 480 international franchised locations to an online storefront at bathandbodyworks.com.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made by our company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential,” “target,” “goal” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or otherwise made by our company or our management:

•general economic conditions, inflation, consumer confidence, consumer spending patterns and market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;
•the seasonality of our business;
•our ability to attract, develop and retain qualified associates and manage labor-related costs;
•difficulties arising from turnover in Company leadership or other key positions;
•the dependence on store traffic and the availability of suitable store locations on appropriate terms;
•our continued growth in part through new store openings and existing store remodels and expansions;
•our ability to successfully operate and expand internationally and related risks;
•our independent franchise, license, wholesale and other distribution-related partners;
•our direct channel business;
•our ability to protect our reputation and our brand image;
•our ability to attract customers with marketing, advertising, promotional programs and our loyalty program;
•our ability to maintain, enforce and protect our trade names, trademarks and patents;
•the highly competitive nature of the retail industry and the segments in which we operate;
•consumer acceptance of our products and our ability to manage the life cycle of our brand, develop new merchandise and launch and expand new product lines successfully;
•our ability to source, distribute and sell goods and materials on a global basis, including risks related to:
•political instability, wars and other armed conflicts, environmental hazards or natural disasters;

•significant health hazards or pandemics, which could result in closed factories and/or stores, reduced workforces, scarcity of raw materials, and scrutiny or embargoing of goods produced in impacted areas;
•duties, taxes and other charges;
•legal and regulatory matters;
•volatility in currency exchange rates;
•local business practices and political issues;
•delays or disruptions in shipping and transportation and related pricing impacts;
•disruption due to labor disputes; or
•changing expectations regarding product safety due to new legislation;
•our ability to successfully complete environmental, social and governance initiatives, and associated costs thereof;
•the geographic concentration of third-party manufacturing facilities and our distribution facilities in central Ohio;
•our reliance on a limited number of suppliers to support a substantial portion of our inventory purchasing needs;
•the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;
•the spin-off of Victoria’s Secret may not be tax-free for U.S. federal income tax purposes;
•fluctuations in foreign currency exchange rates;
•fluctuations in product input costs;
•fluctuations in energy costs;
•our ability to adequately protect our assets from loss and theft;
•claims arising from our self-insurance;
•our and our third-party service providers’ ability to implement and maintain information technology systems and to protect associated data;
•our ability to maintain the security of customer, associate, third-party and Company information;
•stock price volatility;
•our ability to pay dividends and make share repurchases under share repurchase authorizations;
•shareholder activism matters;
•our ability to maintain our credit ratings;
•our ability to service or refinance our debt and maintain compliance with our restrictive covenants;
•our ability to comply with laws, regulations and technology platform rules or other obligations related to data privacy and security;
•our ability to comply with regulatory requirements;
•legal and compliance matters; and
•tax, trade and other regulatory matters.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our 2023 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and our subsequent filings.

For further information, please contact:

Bath & Body Works, Inc.:
Mike McGuire
InvestorRelations@bbw.com

Media Relations
Jamison Pack
Communications@bbw.com

BATH & BODY WORKS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In millions, except per share amounts)

	First Quarter
	2024	2023
Net Sales	$1,384	$1,396
Costs of Goods Sold, Buying and Occupancy	(778)	(800)
Gross Profit	606	596
General, Administrative and Store Operating Expenses	(419)	(415)
Operating Income	187	181
Interest Expense	(82)	(89)
Other Income	13	20
Income Before Income Taxes	118	112
Provision for Income Taxes	31	31
Net Income	$87	$81

Net Income per Diluted Share	$0.38	$0.35

Weighted Average Diluted Shares Outstanding	226	230

BATH & BODY WORKS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)
(In millions)

	May 4, 2024	April 29, 2023
ASSETS
Current Assets:
Cash and Cash Equivalents	$855	$1,046
Accounts Receivable, Net	121	145
Inventories	814	771
Other	127	118
Total Current Assets	1,917	2,080
Property and Equipment, Net	1,183	1,223
Operating Lease Assets	1,047	1,072
Goodwill	628	628
Trade Name	165	165
Deferred Income Taxes	143	37
Other Assets	138	158
Total Assets	$5,221	$5,363
LIABILITIES AND EQUITY (DEFICIT)
Current Liabilities:
Accounts Payable	$403	$426
Accrued Expenses and Other	489	585
Current Operating Lease Liabilities	186	165
Income Taxes	143	101
Total Current Liabilities	1,221	1,277
Deferred Income Taxes	147	168
Long-term Debt	4,282	4,781
Long-term Operating Lease Liabilities	990	1,032
Other Long-term Liabilities	257	275
Total Equity (Deficit)	(1,676)	(2,170)
Total Liabilities and Equity (Deficit)	$5,221	$5,363

BATH & BODY WORKS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	First Quarter
	2024	2023
Operating Activities:
Net Income	$87	$81
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation of Long-lived Assets	71	63
Share-based Compensation Expense	12	7
Loss (Gain) on Extinguishment of Debt	1	(7)
Changes in Assets and Liabilities:
Accounts Receivable	103	81
Inventories	(105)	(63)
Accounts Payable, Accrued Expenses and Other	(101)	(113)
Income Taxes Payable	25	23
Other Assets and Liabilities	(17)	(28)
Net Cash Provided by Operating Activities	76	44

Investing Activities:
Capital Expenditures	(46)	(93)
Other Investing Activities	—	(1)
Net Cash Used for Investing Activities	(46)	(94)

Financing Activities:
Payments for Long-term Debt	(110)	(74)
Repurchases of Common Stock	(96)	—
Dividends Paid	(45)	(46)
Tax Payments related to Share-based Awards	(7)	(8)
Other Financing Activities	(1)	(7)
Net Cash Used for Financing Activities	(259)	(135)

Effects of Exchange Rate Changes on Cash and Cash Equivalents	—	(1)
Net Decrease in Cash and Cash Equivalents	(229)	(186)
Cash and Cash Equivalents, Beginning of Year	1,084	1,232
Cash and Cash Equivalents, End of Period	$855	$1,046

BATH & BODY WORKS, INC.
ADJUSTED FINANCIAL INFORMATION
(Unaudited)
(In millions, except per share amounts)

	First Quarter
	2024	2023
Reconciliation of Reported Net Income to Adjusted Net Income
Reported Net Income	$87	$81
Gain on Extinguishment of Debt	—	(7)
Tax Effect of Gain on Extinguishment of Debt	—	2
Adjusted Net Income	$87	$76

Reconciliation of Reported Earnings Per Diluted Share to Adjusted Earnings Per Diluted Share
Reported Earnings Per Diluted Share	$0.38	$0.35
Gain on Extinguishment of Debt	—	(0.03)
Tax Effect of Gain on Extinguishment of Debt	—	0.01
Adjusted Earnings Per Diluted Share	$0.38	$0.33

See Notes to Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures.

BATH & BODY WORKS, INC.
NOTES TO RECONCILIATION OF GAAP FINANCIAL MEASURES
TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

The “Adjusted Financial Information” provided in the attached reflects the following non-GAAP financial measures:
Fiscal 2024
There were no adjustments to results in the first quarter of 2024.
Fiscal 2023
In the first quarter of 2023, adjusted results exclude a:
•$7 million pre-tax gain ($5 million net of tax of $2 million), included in other income, associated with the early extinguishment of outstanding notes.
The adjusted financial information should not be construed as an alternative to the results determined in accordance with generally accepted accounting principles. Further, the company’s definitions of adjusted income information may differ from similarly titled measures used by other companies. Management believes that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of past and present operations. While it is not possible to predict future results, management believes the adjusted financial information is useful for the assessment of the operations of the company because the adjusted items are not indicative of the company’s ongoing operations due to their size and nature. Additionally, management uses adjusted financial information as key performance measures for the purpose of evaluating performance internally. The adjusted financial information should be read in conjunction with the company’s historical financial statements and notes thereto contained in the company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K.

BATH & BODY WORKS, INC.
First Quarter 2024

Total Sales (In millions):

	First Quarter
	2024	2023	% Inc/(Dec)
Stores - U.S. and Canada (a)	$1,065	$1,034	3.0%
Direct - U.S. and Canada	261	280	(6.8%)
International (b)	58	82	(29.3%)
Total Bath & Body Works	$1,384	$1,396	(0.9%)
(a)        Results include fulfilled buy online-pick up in store orders.
(b)    Results include royalties associated with franchised stores and wholesale sales.

Total Company-operated Stores:

	Stores			Stores
	2/3/2024	Opened	Closed	5/4/2024
United States	1,739	16	(11)	1,744
Canada	111	—	—	111
Total Bath & Body Works	1,850	16	(11)	1,855

Total Partner-operated Stores:

	Stores			Stores
	2/3/2024	Opened	Closed	5/4/2024
International	454	12	(11)	455
International - Travel Retail	31	—	—	31
Total International	485	12	(11)	486